Exhibit 10.2

Confidential

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of March, 2021, by and among Cerberus Telecom Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), King Pubco, Inc., a Delaware corporation (“Pubco”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Pubco, King Corp Merger Sub, Inc. (“Corp Merger Sub”), King LLC Merger Sub, LLC (“LLC Merger Sub”) and Maple Holdings Inc., a Delaware corporation (the “Company”) will concurrently with the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, modified, supplemented, or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, (i) on the day immediately prior to the Closing Date, Issuer will be merged with and into LLC Merger Sub, with LLC Merger Sub surviving as a wholly owned subsidiary of Pubco (the “Pubco Merger”), (ii) on the Closing Date, Corp Merger Sub, a direct, wholly owned subsidiary of Pubco (after giving effect to the Corp Merger Sub Contribution) will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Pubco (the “First Merger”), and (iii) immediately after the First Merger, the Company will be merged with and into LLC Merger Sub, a direct, wholly owned subsidiary of Pubco, with LLC Merger Sub surviving as a wholly owned subsidiary of Pubco, in each case on the terms and subject to the conditions set forth in the Merger Agreement (all of the foregoing mergers together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Pubco Merger, each Class A ordinary share of the Issuer, par value $0.0001 per share (“Class A Ordinary Share”) shall convert into one share of class A common stock, par value $0.0001 of Pubco, which after giving effect to the Transactions, will become common stock of Pubco (the “Shares”);

WHEREAS, prior to the closing of the Transactions, Subscriber desires to subscribe for and purchase from Pubco that number of Shares set forth on Subscriber’s signature page hereto for a purchase price of $10.00 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and Pubco desires to issue, in book entry form, and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to Pubco, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer and Pubco (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase the Shares on the Closing Date (as defined herein) at the same per share purchase price as the Subscriber, and the aggregate number of Shares to be sold by Pubco pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 22,500,000 Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase from Pubco, and Pubco hereby agrees to issue and sell to Subscriber, upon and subject to the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the subsequent occurrence of the closing of the Transactions as further described herein.

2. Representations, Warranties, and Agreements.

2.1 Subscriber’s Representations, Warranties, and Agreements. To induce Pubco to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and Pubco and acknowledges and agrees with the Issuer and Pubco, as of the date hereof and as of the Closing, as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and Pubco, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or waiver under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which Subscriber is a party, or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would, in each case, reasonably be expected to have a materially adverse effect on the ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement, (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or (iii) result in any violation of any statute or any judgment, order, rule, or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties, which would, in each case, reasonably be expected to have a materially adverse effect on the ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I attached hereto, (ii) is an institutional account as defined in FINRA Rule 4512(c), (iii) is acquiring the Shares only for its own account or for beneficiaries’ portfolio under its management and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties, and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I attached hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Pubco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that as a result of the transfer restrictions described herein, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares.

2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from Pubco. Subscriber further acknowledges that there have been no representations, warranties, covenants, or agreements made to Subscriber by the Issuer, Pubco, the Company, the Placement Agents (as defined below) or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants, and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

2.1.7 If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8 In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s and Pubco’s representations, warranties and agreements in Section 2.2 hereof. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer or Pubco concerning the Issuer or Pubco or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, Pubco, the Company, and the Transactions and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

2.1.9 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer or its representative. Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the Commission (as defined below) under the Securities Act) with the Issuer or its representative, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or its representative. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Shares (i) were not offered to Subscriber by any form of advertising or, to its knowledge, general solicitation, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.1.10 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal, and tax advice as Subscriber has considered necessary to make an informed investment decision. The Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11 Subscriber represents and acknowledges that Subscriber, alone, or together with any professional advisor(s), if any, has adequately analyzed and considered the risks of an investment in the Shares and that Subscriber is able to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any other Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.14 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA), or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Issuer or Pubco or any of their respective affiliates (the “Transaction Parties”) as the Plan’s fiduciary with respect to its decision to acquire and hold the Shares (and acknowledges that the Transaction Parties have not acted as the Plan’s fiduciary with respect to such decision), and (ii) it has not relied on any investment advice from the Transaction Parties with respect to any decision to acquire, continue to hold, or transfer the Shares.

2.1.15 Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision) acting for the purpose of acquiring, holding, or disposing of equity securities of Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.16 The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Shares until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales, (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement and (c) nothing herein shall independently apply to any Class A Ordinary Shares (i) acquired by Subscriber prior to the date hereof or (ii) acquired by the Subscriber after the date hereof other than pursuant to this Subscription Agreement; provided that the foregoing is not intended to, and shall not, modify any restrictions or obligations relating to such shares which exist independently of this Subscription Agreement.

2.1.17 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Pubco as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Pubco from and after the Closing as a result of the purchase and sale of Shares hereunder.

2.1.18 Subscriber has, and on each date the Purchase Price would be required to be funded to Pubco pursuant to Section 3 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to Pubco pursuant to Section 3.1.1.

2.1.19 The Subscriber hereby acknowledges and agrees that (a) each of Goldman Sachs & Co. (“Goldman”) and Cowen and Company, LLC (“Cowen” and together with Goldman, in their respective capacities as placement agents with respect to the issuance and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, each a “Placement Agent” and together the “Placement Agents”) is each acting solely as Placement Agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the undersigned, the Company or any other person or entity in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer, Pubco, the Company or the Transactions, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of the Transactions.

2.1.20 No broker, finder, or other financial consultant has acted on behalf of or at the direction of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer, Pubco, the Company or any of their respective subsidiaries.

2.2 Issuer’s and Pubco’s Representations, Warranties, and Agreements. To induce Subscriber to purchase the Shares, the Issuer and Pubco, as applicable, hereby represents and warrants to Subscriber and agree with Subscriber, as of the date hereof and as of the Closing, as follows:

2.2.1 The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease, and operate its properties and conduct its business as presently conducted and to enter into, deliver, and perform its obligations under this Subscription Agreement. Pubco has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, was formed solely for the purpose of effecting the Transactions, and will have all corporate power and authority to own, lease, and operate its properties and conduct its business and perform its obligations under this Subscription Agreement at the Closing.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with Pubco’s transfer agent, the Shares will be validly issued, fully paid, and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s governing documents or under the laws of its jurisdiction of incorporation or organization.

2.2.3 This Subscription Agreement has been duly authorized and validly executed and delivered by each of the Issuer and Pubco, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of the Issuer and Pubco and is enforceable against the Issuer and Pubco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery, and performance of this Subscription Agreement (including compliance by the Issuer and Pubco with all of the provisions hereof), issuance and sale of the Shares, and the consummation of the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Issuer, Pubco or any of their respective subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which the Issuer, Pubco or any of their respective subsidiaries is a party or by which the Issuer, Pubco or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuer, Pubco or any of their respective subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Issuer, Pubco or and any of their respective subsidiaries, taken as a whole, or the ability of the Issuer or Pubco to enter into and timely perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer, Pubco or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, rule, or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer, Pubco or any of their respective subsidiaries or any of its and their respective properties that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5 Neither the Issuer nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), the failure of which would reasonably be expected to have an Issuer Material Adverse Effect, other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, and (iv) filings required by New York Stock Exchange (“NYSE”), including with respect to obtaining Issuer stockholder approval.

2.2.6 Concurrently with the execution and delivery of this Subscription Agreement, the Issuer and Pubco are entering into the Other Subscription Agreements providing for the sale of an aggregate of 22,500,000 Shares for an aggregate purchase price of $225,000,000 (including, in each case, the Shares purchased and sold under this Subscription Agreement). Other than the Other Subscription Agreements, the Merger Agreement and any other agreement contemplated by the Merger Agreement, neither Pubco nor Issuer has entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Pubco or the Issuer in connection with the Transactions (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of the Issuer by existing securityholders of the Issuer, which may be effectuated as a forfeiture to the Issuer and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Merger Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber or investor than the Subscriber hereunder as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

2.2.7 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber.

2.2.8 As of the date hereof, the issued and outstanding shares of Class A Ordinary Shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “CTAC”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by NYSE or the Commission. The Issuer has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act. As of the Closing Date, the issued and outstanding Shares are expected to be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the NYSE.

2.2.9 The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct, and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement, and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to the proxy statement to be filed by the Issuer with respect to the Transactions or any other information relating to the Company or any of its affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.10 As of the date hereof, the authorized capital stock of the Issuer is 555,000,000 shares, consisting of (a) 500,000,000 shares of Class A Ordinary Shares, (b) 50,000,000 shares of Class B Ordinary Shares, par value $0.0001 per share (the “Class B Ordinary Shares”), and (c) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 26,735,238 shares of Class A Ordinary Shares are issued and outstanding; (iii) 6,479,225 shares of Class B Ordinary Shares are issued and outstanding; (iv) 272,778 warrants to purchase 272,778 shares of Class A Ordinary Shares (the “Private Placement Warrants”) are outstanding and (v) 8,638,967 warrants to purchase 8,638,967 shares of Class A Ordinary Shares (the “Public Warrants”) are outstanding. All (A) issued and outstanding shares of Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Class A Ordinary Shares or Class B Ordinary Shares, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. Other than as set forth in the Merger Agreement, there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent by the issuance of the Shares pursuant to this Subscription Agreement or any Other Subscription Agreements.

2.2.11 As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened suits, claim, actions or proceedings (collectively, “Actions”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.12 Other than the Placement Agents, no broker, finder, or other financial consultant has acted on behalf of or at the direction of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber. Issuer is solely responsible for paying any fees or any other commission owed to the Placement Agents in connection with the transactions contemplated by this Subscription Agreement.

2.2.13 Pubco is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.14 Neither the Issuer nor Pubco any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

2.2.15 The Issuer is in compliance with all applicable laws, except where non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have individually or in the aggregate an Issuer Material Adverse Effect.

2.2.16 The Issuer and Pubco acknowledge and agree that notwithstanding anything herein to the contrary, the Shares may be pledged by the Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Subscriber effecting a pledge of Shares shall not be required to provide the Issuer or Pubco with any notice thereof or otherwise make any delivery to the Issuer or Pubco pursuant to this Subscription Agreement; provided that Subscriber and its pledgee shall be required to comply with the provisions of Section 2.1.5 hereof in order to effect a sale, transfer or assignment of Shares to such pledgee. The Issuer and Pubco hereby agree to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Subscriber.

3. Settlement Date and Delivery; Closing.

3.1.1 Subject to the satisfaction or waiver of the conditions set forth in Sections 3.1.1, 3.1.2 and 3.1.3 below, the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with, the consummation of the First Merger and Second Merger (such date, the “Closing Date”). Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to Pubco, no later than immediately prior to the consummation of the First Merger on the Closing Date, (x) the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice and (y) such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares to Subscriber, including the legal name of the person in whose name the Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or an appropriate duly completed and executed Internal Revenue Service Form W-8. If the Transactions are not consummated on or prior to the fifth (5th) Business Day after the Expected Closing Date, Pubco shall promptly (but in no event later than ten (10) Business Days after the Expected Closing Date specified in the Closing Notice) return the Purchase Price (which shall not include, for the avoidance of doubt, the accrual of any interest) to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing

Date, and (ii) Subscriber shall remain obligated to (a) redeliver funds representing the Purchase Price to Pubco following the Issuer’s delivery to Subscriber of a new Closing Notice, which redelivery shall be made on the new Expected Closing Date specified in such new Closing Notice and (b) to consummate the Closing. Unless otherwise agreed by the Company in writing, the Issuer shall deliver the Closing Notice at least three (3) Business Days prior to the date of the Special Meeting. At the Closing, Pubco shall deliver to Subscriber (i) the Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein or in any other agreement between Pubco and the Subscriber), in the name of Subscriber (or its nominee or custodian in accordance with its delivery instructions) and (ii) a copy of the records of Pubco’s transfer agent showing the Subscriber (or such nominee or custodian, as applicable) as the owner of the Shares on and as of the Closing. For purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.1.2 The obligation of the Issuer and Pubco to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(1) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date);

(2) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(3) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(4) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction shall have occurred, and the NYSE shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares; and

(5) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including all necessary approvals of the Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Merger Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Merger Agreement), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing.

3.1.3 The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(1) all representations and warranties of the Issuer and Pubco contained in this Subscription Agreement shall be true and correct in all respects (other than representations and warranties that are qualified as to Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all respects (other than representations and warranties that are qualified as to Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in an Issuer Material Adverse Effect;

(2) the Issuer and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(3) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(4) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction shall have occurred, and the NYSE shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares; and

(5) (A) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including all necessary approvals of the Issuer’s and Company’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the other parties to the Merger Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Merger Agreement), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing, and (B) no amendment or modification of, or waiver with respect to Issuer’s obligation to effect the Closing under, the Merger Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits to Subscriber under this Subscription Agreement without having received Subscriber’s prior written consent.

4. Registration Statement.

4.1 Pubco agrees that, as soon as practicable, but in no event later than fifteen (15) calendar days after the consummation of the Transactions, Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares (the “Registrable Securities”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies Pubco that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th Business Day after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (or, in either case of (i) or (ii) above, if such date falls on a Saturday, Sunday or other day that the Commission is closed for business, the next business day on which the Commission is open for business); provided, however, that Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed “selling shareholders questionnaire” in customary form to Pubco that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of Pubco held by Subscriber, and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute and deliver such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement.

4.2 In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, Pubco shall:

4.2.1 except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under state securities laws which Pubco determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities; (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two years from the date of the effectiveness of the Registration Statement;

4.2.2 advise Subscriber as expeditiously as possible, but in any event within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by Pubco of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Pubco shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Pubco other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above may constitute material, nonpublic information regarding Pubco;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as Pubco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Pubco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which Pubco’s Shares are then listed; and

4.2.6 use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, if the Commission prevents Pubco from including in the Registration Statement any or all of the Shares due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the Subscriber, the Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders.

4.4 Notwithstanding anything to the contrary in this Subscription Agreement, Pubco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines that in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction Pubco or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Pubco’s board of directors reasonably believes would require additional disclosure by Pubco in the Registration Statement of material information that Pubco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Pubco’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, (each such circumstance, a “Suspension Event”); provided, however, that Pubco may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period; and, provided further, that Pubco shall use commercially reasonable efforts to make the Registration Statement available for sale by the Subscriber of its Shares as soon as practicable following any such suspension. Upon receipt of any written notice from Pubco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by Pubco. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession and will confirm in writing (including by email) such return or destruction; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up (provided that such archival copies are not accessed).

4.5 Indemnification.

4.5.1 Pubco agrees to indemnify, to the extent permitted by law, the Subscriber (to the extent a seller under the Registration Statement), its directors, officers, employees, advisors and agents, and each person who controls the Subscriber (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees) caused by any untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Pubco by or on behalf of the Subscriber expressly for use therein.

4.5.2 To the extent permitted by law, Subscriber shall, severally and not jointly with any Other Subscriber or selling stockholder under the Registration Statement, indemnify Pubco, its directors and officers and each person or entity who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Subscriber expressly for use therein; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by the Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation.

4.5.3 Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced or damaged the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of outside legal counsel to any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be reasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.5.4 The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, advisor, agent or controlling person or entity of such indemnified party and shall survive the transfer of securities.

4.5.5 If the indemnification provided under this Section 4.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 4.5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5.5 from any person or entity who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.5.5 shall be individual, not joint and several, and in no event shall the liability of the Subscriber exceed the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation.

4.6 Subject to receipt from the Subscriber by Pubco and its transfer agent of customary representations and other documentation reasonably acceptable to Pubco and its transfer agent in connection therewith, including, if required by the transfer agent, an opinion of Pubco’s and/or the Subscriber’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Subscriber may request that Pubco remove any legend from the book entry position evidencing the Shares within five (5) Business Days of request, following the earliest of such time as the Shares (A) are subject to or have been or are about to be sold or transferred pursuant to an effective registration statement or (B) have been or are about to be sold pursuant to Rule 144. With respect to clause (A), while the Registration Statement is effective, Pubco shall use commercially reasonable efforts cause its counsel, or counsel acceptable to the transfer agent, to issue to the transfer agent a “blanket” legal opinion to allow the legend on the Shares to be removed upon resale of the Shares pursuant to the effective Registration Statement in accordance with this Section 4.5.6, to the extent requested by the transfer agent to effectuate the removal of the legend in connection with such sales. If restrictive legends are no longer required for the Shares pursuant to the foregoing, Pubco shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Shares. Pubco shall be responsible for the fees of the transfer agent associated with such issuance.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) three (3) Business Days after the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (iii) on or after December 12, 2021 if the Closing has not occurred on or prior to such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities, or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement (if applicable) and any monies paid by the Subscriber to Pubco in connection herewith shall be returned to the Subscriber in accordance with Section 3.1.1.

6. Miscellaneous.

6.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that the Issuer and Pubco will rely on the acknowledgments, understandings, agreements, representations, and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations, and warranties of the Subscriber set forth herein are no longer accurate in all material respects.

6.1.2 Each of the Issuer, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Issuer may request from Subscriber such additional information as the Issuer or Pubco may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Issuer and Pubco agree to keep confidential any such information provided by Subscriber.

6.1.4 Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no “mail undeliverable” or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder (accompanied, in the case of clauses (i) and (iii) by delivery by email (provided no “mail undeliverable” or other rejection notice)):

(a)	if to Subscriber, to such address or addresses set forth on Subscriber’s signature page hereto;

(b)	if to the Issuer, to:

Cerberus Telecom Acquisition Corp.

875 3rd Avenue, 11th Floor

New York, NY 10022

Attn: Nick Robinson, Mike Palmer

E-mail: nrobinson@cerberus.com, mpalmer@cerberus.com

with a required copy (which copy shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Neil Whoriskey and Scott Golenbock

Email: nwhoriskey@milbank.com and sgolenbock@milbank.com

if to Pubco, to:

King Pubco, Inc.

875 3rd Avenue, 11th Floor

New York, NY 10022

Attn: Nick Robinson, Mike Palmer

E-mail: nrobinson@cerberus.com, mpalmer@cerberus.com

with a required copy (which copy shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Neil Whoriskey and Scott Golenbock

Email: nwhoriskey@milbank.com and sgolenbock@milbank.com

6.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications; Amendments; Waivers. This Subscription Agreement may not be amended, modified, supplemented, or waived (i) except by an instrument in writing, signed by Subscriber, Issuer and Pubco and (ii) without the prior written consent of the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereto or the exercise of any other right or power.

6.5 Assignment. Neither this Subscription Agreement nor any rights, interests, or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the Company and the other parties hereto (other than the Shares acquired hereunder and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to any fund or account managed by the same investment manager as the Subscriber or by an affiliate of such investment manager without the prior consent of the Issuer; provided further that (x) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve the Subscriber of its obligations hereunder.

6.6 Benefit.

6.6.1 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants, and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives, and permitted assigns.

6.6.2 Each of the Issuer, Pubco and Subscriber further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer, Pubco and Subscriber contained in this Subscription Agreement.

6.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort, or any other theory) or the negotiation, execution, performance, or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflicts of law, whether of the State of Delaware or any other jurisdiction, to the extent they would require or permit the application of laws or statute of limitations of any jurisdiction other than the State of Delaware.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the state courts of the State of Delaware, or any federal court sitting in the State of Delaware (collectively, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby irrevocably waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action, or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO OR ARISING UNDER THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. If any provision of this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10 No Waiver of Rights, Powers, and Remedies. No failure or delay by a party hereto in exercising any right, power, or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power, or remedy of such party. No single or partial exercise of any right, power, or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power, or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies.

6.11.1 The parties agree that each party will suffer irreparable damage if this Subscription Agreement were not performed or the Closing is not consummated in accordance with its specific terms or this Subscription Agreement was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Issuer and Pubco shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Issuer and Pubco to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement (including, for the avoidance of doubt, the right to directly enforce each of the covenants and agreements of Subscriber under this Subscription Agreement). The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law, or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.11.2 The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.12 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.13 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, email, or any other form of electronic delivery (including .pdf or Docusign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.14 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. All references in this Subscription Agreement to numbers of shares, per share amounts, and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date hereof.

6.15 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Disclosure. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents has provided to the Subscriber at any time prior to the filing of such Disclosure Document. As of immediately following the filing of the Disclosure Document, to the Issuer’s knowledge, the Subscriber shall not be in possession of any material, non-public information received from the Issuer, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the Disclosure Document or in prior filings with the Commission. In addition, effective upon the filing of the Disclosure Document, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, in connection with the Transactions between the Issuer or any of its agents, on the one hand, and the

Subscriber or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. Notwithstanding the foregoing, the Issuer shall not and shall direct its directors, officers, employees, agents and the Company not to publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber, without the prior written consent (including by email) of Subscriber (i) in any press release or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except in the Registration Statement contemplated by Section 4 of this Subscription Agreement, as required by the federal securities laws, rules or regulations and/or to the extent such disclosure is required by other laws, rules or regulations, or at the request of the staff of the Commission or any regulatory agency, in which case the Issuer shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

8. Trust Account Waiver. Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). For and in consideration of the Issuer’s entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber agrees that (i) it has no right, title, interest, or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest, or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding, and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

9. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation, or warranty made by any person, firm, or corporation (including, without limitation, the Company, the Issuer, Pubco any of their respective affiliates, or any of its or their respective control persons, officers, directors, or employees), other than the representations and warranties of the Issuer and Pubco expressly set forth in this Subscription Agreement, in making its investment or decision to invest in Pubco. Subscriber agrees none of the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall be liable to Subscriber pursuant to or in connection with this Subscription Agreement or any other agreement related to the private placement of shares of Pubco’s or the Issuer’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

10. [Waiver of Sovereign Immunity. With respect to the liability of Subscriber to perform its obligations under this Agreement, with respect to itself or its property, Subscriber:

10.1 agrees that, for purposes of the doctrine of sovereign immunity, the execution, delivery, and performance by it of this Agreement constitutes private and commercial acts done for private and commercial purposes;

10.2 agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated by this Agreement in accordance with the terms hereof, Subscriber is not entitled to any immunity on the basis of sovereignty in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court, or the enforcement of same against its assets) shall be claimed by or on behalf of such party or with respect to its assets;

10.3 waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it or any of its assets now has or may acquire in the future in any jurisdiction;

10.4 subject to the terms and conditions hereof, consents generally in respect of the enforcement of any judgment or award against it in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement, or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

10.5 specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of the Subscriber.]1

11. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of Pubco to the public without registration are available to holders of Pubco’s Shares for so long as the Subscriber holds the Shares acquired hereunder, Pubco agrees to take commercially reasonable efforts to (to the extent any of the following is required to be satisfied for the Subscriber to sell securities of Pubco to the public under Rule 144):

11.1.1 make and keep public information available, as those terms are understood and defined in Rule 144;

11.1.2 file with the Commission in a timely manner all reports and other documents required of Pubco under the Securities Act and the Exchange Act so long as Pubco remains subject to such requirements; and

11.1.3 furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by Pubco, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by Pubco, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

[1]	Note to Draft: To be included for all sovereign wealth or similar or investors.

11.1.4 If in the opinion of counsel to Pubco, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, Pubco will request its transfer agent to remove the legend set forth in Section 2.1.5.

12. Independent Obligations. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Pubco or the Issuer or any of their respective subsidiaries or successors which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer, Pubco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CERBERUS TELECOM ACQUISITION CORP.

By:
Name:	Michael Palmer
Title:	Authorized Signatory

KING PUBCO, INC.

By:
Name:	Michael Palmer
Title:	Authorized Signatory

[Signature Page to Subscription Agreement]

Accepted and agreed this 12th day of March, 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name: Title:	Name: Title:

Date: March 12, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above.)	(Please print. Please indicate name and capacity of person signing above.)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above.)

Email Address: If there are joint investors, please check one: Joint Tenants with Rights of Survivorship Tenants-in-Common Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street: City, State, Zip Attn: Telephone No.: Facsimile No.:	Mailing Address-Street (if different): City, State, Zip Attn: Telephone No.: Facsimile No.:

[Signature Page to Subscription Agreement]

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price:

$

You must pay the Purchase Price by wire transfer of U.S. $ in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.

We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are institutional accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an institutional “accredited investor.”

2.	We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

is:

is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

is an insurance company as defined in section 2(a)(13) of the Securities Act;

is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

is an investment adviser registered under the Investment Advisers Act;

The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies2 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

[2]

“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

Any broker or dealer registered pursuant to section 15 of the Exchange Act;

Any insurance company as defined in section 2(a)(13) of the Securities Act;

Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D; or

Any entity in which all of the equity owners are institutional “accredited investors.”